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                         SMITH, GAMBRELL & RUSSELL, LLP
                               ATTORNEYS AT LAW
   Telephone               SUITE 3100, PROMENADE II                 WEBSITE
(404) 815-3500            1230 PEACHTREE STREET, N.E.            WWW.SGRATL.COM
   Facsimile              ATLANTA, GEORGIA 30309-3592
(404) 815-3509
                                 --------------

                                ESTABLISHED 1893

                                August 27, 1998


                                                                    EXHIBIT 5.1


Board of Directors
The Maxim Group, Inc.
210 TownPark Drive
Kennesaw, Georgia 30144

     RE:  The Maxim Group, Inc.
          Registration Statement on Form S-3
          3,150,000 Shares of Common Stock


Gentlemen:

     We have acted as counsel for The Maxim Group, Inc. (the "Company") in connection with the proposed public offering by a holder of shares (the "Selling Shareholder") of the Company's $.001 par value Common Stock (the "Common Stock") covered by the above-described Registration Statement.

     In connection therewith, we have examined the following:

     (1) The Certificate of Incorporation of the Company, as amended, certified by the Secretary of State of the State of Delaware;

     (2) The By-Laws of the Company, as amended, certified as correct and complete by the Secretary of the Company;

     (3) The minute book of the Company, certified as correct and complete by the Secretary of the Company; and

     (4) The Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, relating to the sale of up to 3,150,000 shares of Common Stock (the "Registration Statement").
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Board of Directors
August 27, 1998
Page 2


     Based upon such examination and upon examination of such other instruments and records as we have deemed necessary, we are of the opinion that the 3,150,000 shares of Common Stock covered by said Registration Statement to be sold by the Selling Shareholder referenced therein have been legally authorized by the Company and, when sold in accordance with the terms described in the Registration Statement, will be legally issued, fully paid and nonassessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus contained in said Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.


                                   Very truly yours,

                                   SMITH, GAMBRELL & RUSSELL, LLP


                                   /s/ Robert T. Molinet
                                   Robert T. Molinet


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